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                                  EXHIBIT 23.3



To the Board of Directors
Bull Run Corporation:

We consent to the incorporation by reference in the Registration Statements (Nos. 33-91296, 33-91298 and 333-56125) on Form S-8 of Bull Run Corporation of our report dated February 10, 1997 with respect to the statements of earnings, changes in stockholders' equity, and cash flows of Capital Sports Properties, Inc. for the six-months ended June 30, 1996, which report appears in the December 31, 1998 annual report on Form 10-K of Bull Run Corporation.



                                            /s/  KPMG LLP

Stamford, Connecticut
March 26, 1999